EXECUTION COPY

            FIRST TRUST/FOUR CORNERS SENIOR FLOATING RATE INCOME FUND

                               SECURITY AGREEMENT


     Security Agreement (as the same may be amended, supplemented or otherwise modified from time to time, this "Security Agreement"), dated as of May 13, 2008, by and between First Trust/Four Corners Senior Floating Rate Income Fund, a Massachusetts business trust (the "Borrower") and The Bank of Nova Scotia (the "Bank").


                                    RECITALS

     I. Reference is made to the Credit Agreement, dated as of the date hereof, between the Borrower and the Bank (as the same may be amended, supplemented or otherwise modified from time to time, the "Credit Agreement").

     II. It is a condition precedent to the making of all Loans and all other extensions of credit under the Credit Agreement that the Borrower shall have executed and delivered this Security Agreement.

     Therefore, in consideration of the Recitals, the terms and conditions herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Borrower and the Bank hereby agree as follows:

        Section 1.    Defined Terms

          (a) Capitalized terms used herein which are not otherwise defined herein shall have the respective meanings ascribed thereto in the Credit Agreement.

          (b) When used in this Security Agreement, the following capitalized terms shall have the respective meanings ascribed thereto as follows:

        "Collateral" has the meaning set forth in Section 2.

        "Custody Account" means the "Collateral Account" under, and as such term is defined in, the Control Agreement.

        "Custody Assets" means, as of any time, all of the Accounts, cash, cash equivalents, Chattel Paper, Commodity Contracts, Deposit Accounts, derivatives, Documents, Financial Assets, funds, General Intangibles, Instruments, Investment Property, Money, Securities Accounts, Supporting Obligations in respect of the foregoing and Proceeds of all of the foregoing, in each case that, at such time, are either in the Custody Account or constitute Loan Collateral.

        "Loan Collateral" has the meaning set forth in the Control Agreement.

        "NYUCC" means the UCC as in effect in the State of New York on the date of this Security Agreement.

        "Obligations" means all of the obligations and liabilities of the Borrower to the Bank and the Related Parties thereof under the Loan Documents and each Secured Hedging Agreement, in each case whether


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        fixed, contingent, now existing or hereafter arising, created, assumed, incurred or acquired.

        "Permitted Charge" means a Permitted Lien to the extent that such Permitted Lien is, to the extent permitted pursuant to Section 3(c) of this Security Agreement, senior to the Security Interest created hereby.

        "Secured Hedging Agreement" means a Hedging Agreement entered into by the Borrower with the Bank or any Related Party thereof.

        "Select General Intangible" means a General Intangible that is, or constitutes an interest in, a partnership, limited liability company, future, swap agreement, forward contract, other derivative investment or loan or an option.

        "UCC" means, with respect to any jurisdiction, Articles 1, 8 and 9 of the Uniform Commercial Code as from time to time in effect in such jurisdiction.

        "Unsettled Assets" means Collateral purchased or otherwise acquired by the Borrower or the Custodian to the extent subject to a statutory broker's lien for payment of the purchase price therefor.

          (c) Except as may otherwise be expressly provided herein, when used in this Security Agreement, the following capitalized terms shall have the respective meanings ascribed thereto in the NYUCC: "Account", "Adverse Claim", "Chattel Paper", "Commodity Account", "Commodity Contract", "Deposit Account", "Document", "Entitlement Order", "Financial Asset", "General Intangible", "Instrument", "Investment Property", "Money", "Proceeds", "Records", "Secured Party", "Securities Account", "Security Interest", and "Supporting Obligation" as the same may be modified by the provisions hereof.

        Section 2.    Grant of Security Interest

          To secure the prompt and complete payment, observance and performance of the Obligations, the Borrower hereby grants to the Bank a Security Interest in and to all of the Borrower's right, title and interest in and to the following (which shall be deemed to include all of the right, title and interest of each trustee of the Borrower in the trust and trust res of the Borrower to the extent comprised of the following, without regard to whether the rights comprising the following are held in the name of First Trust/Four Corners Senior Floating Rate Income Fund, one or more of such trustees, or any combination thereof):

                (i) the Custody Account and the Custody Assets,

                (ii) all cash, cash equivalents, Money, Chattel Paper, Financial Assets, Instruments, Investment Property, Select General Intangibles,

                (iii) all Supporting Obligations in respect of all of the foregoing; and

                (iv) all Records in respect of all of the foregoing;

in each case, whether now owned or existing or hereafter arising or acquired, together with all of the Proceeds (which shall include all dividends, distributions, accessions and income on and in respect of all of the foregoing

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and all other rights and benefits in respect thereof) of all of the foregoing
(collectively, the "Collateral").

        Section 3.    Representations and Warranties

          The Borrower hereby represents and warrants to the Bank as follows:

          (a) As of the date hereof (i) the Borrower is a business trust duly formed and validly existing under the laws of the Commonwealth of Massachusetts,
(ii) the Borrower has only one place of business, which is located at the address set forth in the Credit Agreement as in effect on the date hereof, and
(iii) the legal name of each trustee of the Borrower, and the principal residence (within the meaning of Section 9-307(b)(1) of the NYUCC) thereof, is set forth on Annex B hereto.

          (b) Except as otherwise expressly permitted under this Security Agreement, since the Borrower's formation, there has been no change in (i) its legal name or structure, or (ii) its jurisdiction of formation.

          (c) On and after the date hereof, (i) this Security Agreement creates a continuing enforceable Security Interest in the Collateral in favor of the Bank, (ii) there are no Liens upon the Collateral other than Permitted Liens, if any, and (iii) assuming (1) with respect to the Collateral constituting the Custody Account and the Custody Assets, the Custodian performs all of its obligations under the Control Agreement and the Custody Agreement, the Bank shall have a perfected Security Interest in such Collateral, which Security Interest is prior to all Liens other than the Lien permitted by Section 7.2(g) of the Credit Agreement and, assuming the Bank has no notice of any Adverse Claim thereto within the meaning of Section 8-105 of the NYUCC, free of any Adverse Claim, and (2) with respect to all other Collateral, the presentation for filing of each financing statement, copies of which are attached as Annex A hereto, at the governmental office listed thereon together with the appropriate filing fees therefor, the Bank shall have a perfected Security Interest in such Collateral, which Security Interest is prior to all Liens other than the Liens permitted by Sections 7.2(a), 7.2(e) and 7.2(g) of the Credit Agreement.

        Section 4.    Covenants

          The Borrower hereby covenants with the Bank as follows:

          (a) The Borrower shall not effect or permit any change in its legal name, its form of organization, its jurisdiction of organization or in number or identity of any trustee thereof, unless in each case referenced in this paragraph (a) it shall provide the Bank with prior written notice thereof and UCC financing statements (or amendments thereto), in form and substance reasonably satisfactory to the Bank, shall have been filed at the expense of the Borrower in all filing offices designated by the Bank.

          (b) The Borrower shall, at its own expense, promptly authorize, execute and deliver, as applicable, all certificates, instruments, endorsements, financing and continuation statements and amendments thereto, notices, agreements (including control agreements), and other documents, and take all further action, that the Bank may reasonably request from time to time in order to perfect and protect the Security Interest granted hereby or to enable the Bank to exercise and enforce its rights and remedies hereunder with respect to the Collateral. In furtherance of the foregoing, the Borrower agrees that all Chattel Paper, Instruments, and certificated Financial Assets constituting Collateral that are delivered to the Bank or the Custodian by, on behalf of, or for the benefit of, the Borrower shall be in bearer form or in registered form issued or indorsed (with appropriate signature guarantees, to the extent that it is usual and customary for the Custodian to obtain such signature guarantees in the ordinary course of its custody business) to the Bank or the Custodian, or a nominee of either of them, or in blank. The Borrower also agrees to provide to the Bank, from time to time upon reasonable request, evidence reasonably satisfactory to the Bank as to the perfection and priority of the Liens created or intended to be created by the Security Agreement. If any portfolio assets are acquired by the Borrower after the date hereof (other than assets constituting Collateral that become subject to the Lien of the Security Agreement upon acquisition thereof and other than assets upon which the Bank has a first perfected Lien), the Borrower will notify the Bank thereof, and, if requested by the Bank, the Borrower will cause such assets to be subjected to a Lien securing the Obligations and will take such actions as shall be necessary or reasonably requested by the Bank to grant and perfect such Liens, all at the expense of the Borrower.

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          (c) To the fullest extent not prohibited by applicable law or any agreement to which it is a party or by which it is bound, the Borrower at its own expense shall furnish to the Bank such information, reports, statements and schedules with respect to the Collateral as the Bank may reasonably request from time to time.

          (d) The Borrower at its own expense shall defend the Collateral against all claims of any kind or nature (other than Permitted Charges) of all Persons at any time claiming the same or any interest therein adverse to the interests of the Bank or the Custodian.

          (e) Except as otherwise required by applicable law, the Borrower agrees that, with respect to the Collateral, neither the Bank nor the Custodian has any obligation to preserve rights against prior or third parties.

          (f) The only duty of the Bank with respect to the Collateral delivered to it shall be to use reasonable care in the custody and preservation of the Collateral, and the Borrower agrees that if the Bank accords the Collateral substantially the same kind of care as it accords its own property or delivers such Collateral over to the Custodian, such care shall presumptively be deemed reasonable. In the event that all or any part of the Chattel Paper, Documents, Instruments, or certificated Financial Assets constituting the Collateral are lost, destroyed or wrongfully taken while in the possession of the Bank or the Custodian, the Borrower agrees that it will use commercially reasonable efforts to cause the delivery of new Chattel Paper, Documents, Instruments, or certificated Financial Assets, as the case may be, in place of those lost, destroyed or wrongfully taken upon request therefor by the Bank or the Custodian, without the necessity of any indemnity bond or other security, other than the Bank's or the Custodian's agreement of indemnity upon usual and customary terms therefor.

          (g) Anything herein to the contrary notwithstanding, (i) the Borrower shall remain liable under the contracts and agreements included in the Collateral to the extent set forth therein to perform all of its duties and obligations thereunder to the same extent as if this Security Agreement had not been executed, (ii) the exercise by the Bank or the Custodian of any of its rights hereunder or under the Custody Agreement shall not release the Borrower from any of its duties or obligations under any such contract or agreement,
(iii) the Bank shall not have any obligation or liability, including indemnification obligations, under any such contract or agreement by reason of this Security Agreement or the Custody Agreement, nor shall the Bank be obligated to perform any of the obligations or duties of the Borrower thereunder, to make any payment, to make any inquiry as to the nature or sufficiency of any payment received by the Borrower or the sufficiency of any performance by any party under any such contract or agreement or to take any action to collect or enforce any claim for payment assigned hereunder and (iv) the Bank shall not be under any duty to send notices, perform services, exercise any rights of collection, enforcement, conversion or exchange, vote, pay for insurance, taxes or other charges or take any action of any kind in connection with the management of the Collateral.

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          (h) The Borrower agrees that it shall not cause or permit any of the
Collateral (i) to be subject to any Lien other than Permitted Liens, (ii) to be subject to any prior Lien other than Permitted Charges, or (iii) to be held in any Sub-account or Other Account (in each case as defined in the Custody Agreement), in each case under this clause (iii) except to the extent that such Collateral is subject to a Lien permitted by Section 7.2(e) of the Credit Agreement. The Borrower agrees that (1), except to the extent permitted by clause (iii) immediately above and except with respect to Loan Collateral, all Collateral shall be held in the Custody Account, and (2) all Loan Collateral shall be held by the Custodian and be subject to the Control Agreement.

        Section 5.    Voting and Distributions

          (a) Unless and until an Event of Default shall have occurred and be continuing and the Bank shall have delivered to the Borrower a written notice of its intention to exercise the voting and/or other consensual rights and powers referred to in this Section 5 (a "Collateral Notice"):

                (i) The Borrower shall be entitled to exercise any and all voting and/or other consensual rights and powers inuring to an owner of the Collateral owned or held by it or on its behalf, or any part thereof, for any purpose consistent with the terms of this Security Agreement and the other Loan Documents; provided, however, that the Borrower will not exercise any such right if the result thereof would materially and adversely affect the rights inuring to a holder of the Collateral or the rights and remedies of the Bank under this Security Agreement or any other Loan Document or the ability of the Bank to exercise the same.

                (ii) The Bank shall execute and deliver to the Borrower, or cause to be executed and delivered to the Borrower, all such proxies, powers of attorney and other instruments as the Borrower may reasonably request for the purpose of enabling it to exercise the voting and/or consensual rights and powers it is entitled to exercise pursuant to
        Section 5(a)(i) and to receive the cash payments it is entitled to receive pursuant to Section 5(a)(iii).

                (iii) Subject to the Security Interest created hereby and the terms and conditions of the Loan Documents, the Borrower shall be entitled to receive, retain and use any and all dividends, distributions, interest and principal paid on, and Proceeds of, the Collateral owned or held by it or on its behalf.

          (b) Upon receipt by the Borrower of a Collateral Notice upon the occurrence or at any time during the continuance of an Event of Default:

                (i) To the extent not prohibited by applicable law, all rights of the Borrower to receive and retain dividends, distributions, interest and principal paid on, and Proceeds of, the Collateral that it is authorized to receive pursuant to Section 5(a)(iii) shall cease, and all such rights shall thereupon become vested in the Bank, which shall have the sole and exclusive right and authority to receive and retain such dividends, distributions, interest, principal and Proceeds, as applicable. All dividends, distributions, interest, principal and Proceeds received by or on behalf of the Borrower contrary to the provisions of this Section shall be held in trust for the benefit of the Bank, shall be segregated from other property or funds of the Borrower and shall be forthwith delivered to the Bank or the Custodian upon demand in the same form as so received (with any necessary endorsement). Any and all money and other property paid over to or received by the Bank pursuant to the provisions of this subsection (i) shall be retained by the Bank in an account to be established in the name of the Bank upon receipt of such money or other property. Subject to the provisions of this subsection (i), such account shall at all

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        times be under the sole dominion and control of the Bank, and the Bank shall at all times have the sole right to make withdrawals therefrom and to exercise all rights with respect to the funds and other property from time to time therein or credited thereto, provided that such funds or other property shall not be withdrawn or applied for any purpose other than toward the payment of the Obligations or any costs of collection. After all Events of Default have been either cured (and the Borrower shall have given written notice thereof to the Bank) or waived in accordance with the terms of the Loan Documents, the Bank shall promptly pay over to the Custodian all such dividends, distributions, interest, principal and Proceeds (without interest thereon) that the Borrower would otherwise be permitted to retain pursuant to the terms of
        Section 5(a)(iii) and which remain in such account.

                (ii) To the extent not prohibited under the Applicable Law, all rights of the Borrower to exercise the voting and consensual rights and powers it is entitled to exercise pursuant to Section 5(a)(i), and the obligations of the Bank under Section 5(a)(ii), shall cease, and all such rights shall thereupon become vested in the Bank, which shall have the sole and exclusive right and authority to exercise such voting and consensual rights and powers, provided that the Bank shall have the right from time to time to permit the Borrower to exercise such rights. After all Events of Default have been either cured (and the Borrower shall have given written notice thereof to the Bank) or waived in accordance with the terms of the Loan Documents, the Borrower will have the right to exercise the voting and consensual rights and powers that it would otherwise be entitled to exercise pursuant to the terms of
        Section 5(a)(i).

        Section 6.    Remedies

          (a) Upon the occurrence of an Event of Default or at any time thereafter during the continuance thereof, the Bank may:

                (i) exercise any and all rights and remedies (x) granted to a Secured Party by the NYUCC or otherwise allowed at law, and/or (y) otherwise provided by this Security Agreement, and

                (ii) dispose of the Collateral as it may choose, so long as every aspect of the disposition, including the method, manner, time, place and terms thereof, is commercially reasonable, and the Borrower agrees that, without limitation, the following are each commercially reasonable: (x) if the Bank is required by law to give any notice of disposition of the Collateral, the Bank shall not in any event be required to give more than 5 business days' prior notice to the Borrower of any such disposition, (y) any place within the City of New York may be designated by the Bank for disposition, and (z) the Bank may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.

          (b) To the extent permitted by law, the Borrower hereby expressly waives and covenants not to assert any appraisement, valuation, stay, extension, redemption or similar laws, now or at any time hereafter in force, which might delay, prevent or otherwise impede the performance or enforcement of this Security Agreement.

          (c) In view of the position of the Borrower in relation to the Collateral, or because of other current or future circumstances, a question may arise under the Securities Act of 1933, as now or hereafter in effect, or any similar applicable law of any other Governmental Authority analogous in purpose or effect (such Act and any such similar law as from time to time in effect being called the "Securities Laws") with respect to any disposition of the Collateral

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permitted hereunder. The Borrower understands that compliance with the
Securities Laws might very strictly limit the course of conduct of the Bank if the Bank were to attempt to dispose of all or any part of the Collateral, and might also limit the extent to which or the manner in which any subsequent transferee of any Collateral could dispose of the same. Similarly, there may be other legal restrictions or limitations affecting the Bank in any attempt to dispose of all or part of the Collateral under applicable "blue sky" or other state securities laws or similar laws analogous in purpose or effect. The Borrower recognizes that in light of such restrictions and limitations the Bank may, with respect to any sale of Collateral to which such restrictions or limitations may (in the reasonable judgment of the Bank) apply, limit the purchasers to those who will agree, among other things, to acquire such Collateral for their own account, for investment, and not with a view to the distribution or resale thereof. The Borrower acknowledges and agrees that in light of such restrictions and limitations, the Bank, in its sole and absolute discretion, (i) may proceed to make such a sale whether or not a registration statement for the purpose of registering such Collateral, or any part thereof, shall have been filed under the Securities Laws and (ii) may approach and negotiate with a single potential purchaser to effect such sale. The Borrower acknowledges and agrees that any such sale might result in prices and other terms less favorable to the seller than if such sale were a public sale without such restrictions. In the event of any such sale, the Bank shall incur no responsibility or liability for selling all or any part of the Collateral at a price that the Bank may in good faith deem reasonable under the circumstances, notwithstanding the possibility that a substantially higher price might have been realized if the sale were deferred until after registration as aforesaid or if more than a single purchaser were approached. The provisions of this Section will apply notwithstanding the existence of a public or private market upon which the quotations or sales prices may exceed substantially the price at which the Bank sells any such Collateral.

          (d) The Bank agrees that it shall not deliver to the Custodian any Entitlement Order (other than in connection with (i) obtaining information with respect to the Collateral, (ii) confirming the Custodian's compliance with the Control Agreement, or (iii) confirming the Borrower's compliance with the Loan Documents) or any Notice of Exclusive Control (as defined in the Control Agreement) at any time when no Event of Default exists. The Bank agrees that if it has delivered a Notice of Exclusive Control to the Custodian and thereafter it has been established by the Borrower to the reasonable satisfaction of the Bank that no Event of Default shall be continuing, the Bank shall, unless the Bank has previously begun (or determined to begin) to exercise its remedies with respect to all or any portion of the Collateral, deliver to the Custodian a notice revoking such Notice of Exclusive Control; provided, that nothing herein shall be deemed to limit the ability of the Bank to deliver any subsequent Notice of Exclusive Control.

        Section 7.    Notices

          (a) All notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by facsimile, to the appropriate party hereto at the address therefor set forth in the Credit Agreement.

          (b) All notices and other communications given to any party hereto in accordance with the provisions of this Security Agreement shall be deemed to have been given on the date of receipt.

        Section 8.    Waivers; Amendments

          Subject to the terms of the Credit Agreement, neither this Security Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Borrower and the Bank.

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        Section 9.    Successors and Assigns

          Subject to the terms of the Credit Agreement, the provisions of this Security Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted under the Credit Agreement, except that the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Bank. Nothing in this Security Agreement, expressed or implied, shall be construed to confer upon any Person (other than the Bank and the Related Parties thereof) any legal or equitable right, remedy or claim.

        Section 10.    Counterparts; Integration

          This Security Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which, when taken together, shall constitute but one contract. This Security Agreement constitutes the entire contract among the parties relating to the subject matter hereof and supersedes any and all previous agreements and understandings, oral or written, relating to the subject matter hereof.

        Section 11.    Severability

          In the event any one or more of the provisions contained in this Security Agreement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction). The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

        Section 12.    Governing Law

          This Security Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

        Section 13.    WAIVER OF JURY TRIAL

          EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS SECURITY AGREEMENT. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS SECURITY AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

        Section 14.    Headings

          Article and Section headings used herein are for convenience of reference only, are not part of this Security Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Security Agreement.

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        Section 15.    Relationship to Credit Agreement

          This Security Agreement is the "Security Agreement" under, and as such term is defined in, the Credit Agreement, and is subject to, and shall be construed in accordance with, the provisions thereof applicable hereto.

        Section 16.    Release of Collateral

          (a) Upon the request of the Borrower following the later to occur of
(i) the earlier to occur of the Commitment Expiration Date or such other date as the Borrower shall voluntarily terminate the Commitment in accordance with the terms of the Credit Agreement, and (ii) the payment in full of the Note and the performance by the Borrower of all of the Obligations and its other liabilities under the Loan Documents outstanding at the time of such payment, the Bank shall
(x) return or cause to be returned to the Borrower all Collateral which shall remain in the possession of the Bank at such time, and (y) at the sole cost and expense of the Borrower deliver to the Borrower such instruments, UCC termination statements and other documents, and provide for the delivery of such instructions to the Custodian, in each case as the Borrower may reasonably request for the purpose of releasing (in fact and as a matter of record) the Security Interest created by this Security Agreement.

          (b) In the event that the Borrower shall sell, transfer or otherwise dispose of all or any portion of the Collateral (each a "Transfer"), then provided that immediately before and after giving effect thereto no Default shall or would exist, (i) the Bank's Security Interest created hereby in the Collateral subject to such Transfer shall automatically be released (provided that such Security Interest shall attach to the Proceeds of such Transfer), and
(ii) promptly after the request by the Borrower, the Bank shall, at the sole cost and expense of the Borrower deliver to the Borrower such instruments, UCC termination statements and other documents, and provide for the delivery of such instructions to the Custodian, in each case as the Borrower may reasonably request for the purpose of releasing (in fact and as a matter of record) the Security Interest in the Collateral subject to such Transfer.

        Section 17.    Liability

          The Borrower's Declaration of Trust is on file with the Secretary of the Commonwealth of Massachusetts. This Security Agreement is executed on behalf of the Borrower by the Borrower's officers as officers and not individually and the obligations imposed upon the Borrower by this Security Agreement are not binding upon any of the Borrower's trustees, officers or shareholders individually but are binding only upon the Borrower and it assets and property.

                           [SIGNATURE PAGE TO FOLLOW]

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            FIRST TRUST/FOUR CORNERS SENIOR FLOATING RATE INCOME FUND
                               SECURITY AGREEMENT


        IN EVIDENCE of the agreement by the parties hereto to the terms and conditions herein contained, each such party has caused this Security Agreement to be duly executed on its behalf.


                                            FIRST TRUST/FOUR CORNERS SENIOR
                                            FLOATING RATE INCOME FUND


                                            By:    /s/ James A. Bowen
                                                   ---------------------------
                                            Name:  James A. Bowen
                                                   ---------------------------
                                            Title: President
                                                   ---------------------------


                                            THE BANK OF NOVA SCOTIA


                                            By:    /s/ David L. Mahmood
                                                   ---------------------------
                                            Name:  David L. Mahmood
                                                   ---------------------------
                                            Title: Managing Director
                                                   ---------------------------




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                          ANNEX A TO SECURITY AGREEMENT

                          [Attach Financing Statements]









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